Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of SafeNet, Inc. of our reports dated March 15, 2006, with respect to the consolidated financial statements and schedule of SafeNet, Inc., SafeNet, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SafeNet, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
Registration Statements on Form S-8

Registration
Name	Number	Date Filed

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed	333-126081	June 23, 2005
by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Sidecast Merger Corp., MediaSentry, Inc. The shareholders’ representative of the shareholders of MediaSentry, Inc. and certain of the shareholders of MediaSentry, Inc., dated as of June 1, 2005 (the “Merger Agreement”), which were originally issued under the following stock option plans:

MediaSentry, Inc. 2004 Equity Incentive Plan

Individual Stock Option Agreements

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed	333-122886	February 17, 2005
by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Snowflake Acquisition Corp. and Datakey, Inc. dated as of September 9, 2004 (the “Merger Agreement”), which were originally issued under the following stock option plans:

Datakey, Inc. 1997 Stock Option Plan

Individual Stock Option Agreements

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed	333-113784	March 22, 2004
by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Ravens Acquisition Corp and Rainbow Technologies, Inc. dated as of October 22, 2003 (the “Merger Agreement”), which were originally issued under the following stock option plans:

Rainbow Technologies, Inc. 2003 Stock Option Plan

Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan

Rainbow Technologies, Inc. 2002 Stock Option Plan

Rainbow Technologies, Inc. Restated 1990 Stock Option Plan	333-107621	August 4, 2003

SafeNet, Inc. 2001 Omnibus Stock Plan,

(Formerly 2000 Nonqualified Stock Option Plan)

Common Stock of SafeNet, Inc. issuable upon exercise of options assumed	333-103063	February 10, 2003
by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Sapphire Acquisition Corp. and Cylink Corporation date as of October 30, 2002 (the “Merger Agreement”), which were originally issued under the following stock option plans:

Cylink Corporation 2001 Non-Qualified Stock Incentive Plan

Cylink/ARL 1997 Stock Option Plan

Cylink Corporation Amended and Restated 1994 Flexible Stock
Incentive Plan

Registration
Name	Number	Date Filed

SafeNet, Inc. 2001 Omnibus Stock Plan,

(Formerly 2000 Nonqualified Stock Option Plan)

SafeNet, Inc. Employee Stock Purchase Plan	333-98029	August 13, 2002

SafeNet, Inc. 2001 Omnibus Stock Plan,

(Formerly 2000 Nonqualified Stock Option Plan)	333-62584	June 8, 2001

SafeNet, Inc. 2000 Nonqualified Stock Option Plan	333-50772	November 28, 2000

Information Resource Engineering, Inc. 2000 Nonqualified Stock Option Plan	333-43062	August 4, 2000

Information Resource Engineering, Inc. 1999 Employee Stock Option Plan,
1999 Stock Bonus Plan, 1999 Non-Employee Directors Stock Option Plan	333-91877	December 1, 1999

Information Resource Engineering, Inc. Stock Option Plan	333-08343	July 18, 1996

Registration Statements on Form S-3

Registration Number	Date Filed	Registration Number	Date Filed

333-109694	February 13, 2004	333-89282	June 12, 2002
333-109694	October 15, 2003	333-89282	May 29, 2002
333-106084	July 9, 2003	333-93371	December 22, 1999
333-106084	June 25, 2003	333-90237	November 3, 1999
333-106084	June 24, 2003	333-04907	May 31, 1996
333-89282	June 18, 2002	033-94046	August 18, 1995
333-106084	June 13, 2003	033-94046	June 28, 1995
/s/ Ernst & Young LLP
Baltimore, Maryland
March 15, 2006